UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 11, 2010
(Exact name of registrant as specified in charter)
001-11302
(Commission File Number)

OHIO	34-6542451
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
127 Public Square
Cleveland, Ohio 44114-1306
(Address of principal executive offices and zip code)
(216) 689-6300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On March 11, 2010, the Board of Directors of KeyCorp elected Elizabeth R. Gile and Edward W. Stack, as Directors of the Corporation, effective immediately. Ms. Gile is a retired Managing Director of Deutsche Bank Americas Holding Corporation, where she focused on credit and credit risk management. Mr. Stack is Chairman and Chief Executive Officer of Dick’s Sporting Goods, Inc. Mr. Stack has served as Chairman and CEO of the sporting goods retailer since 1984.
     The election of Ms. Gile and Mr. Stack increases the size of KeyCorp’s Board of Directors to 16 members. Ms. Gile has been assigned to the Risk Management Committee of the Board. Mr. Stack has been assigned to the Audit Committee of the Board. As with all “outside” KeyCorp Directors, Ms. Gile and Mr. Stack will each be entitled to an annual award under the KeyCorp Directors’ Deferred Share Plan each July, as well as quarterly and per meeting director fees.
     A copy of the press release announcing the election is “furnished” as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that section. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference in any filing of KeyCorp under the Securities Act of 1933, as amended.
Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits
(d) Exhibits
99.1	Press release dated March 15, 2010, announcing the election of Elizabeth R. Gile and Edward W. Stack, as Directors of KeyCorp.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP (Registrant)
Date: March 15, 2010	/s/ Daniel R. Stolzer
	By:	Daniel R. Stolzer
Vice President, Deputy General Counsel and Assistant Secretary